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                                                                    EXHIBIT 10.4


                             CORRESPONDENT AGREEMENT


         This CORRESPONDENT AGREEMENT (this "Agreement") dated as of __________, 1998 is by and between HOLLIDAY FENOGLIO FOWLER L.P., a Delaware limited partnership ("HFF") and AMRESCO CAPITAL TRUST, a Texas real estate investment trust ("AMCT"), with reference to the following:

         A. AMCT, together with its affiliated entities, is in the business of, among other things, (i) originating and purchasing various types of commercial mortgage loans, including participating loans, construction loans, bridge loans, permanent loans and mezzanine loans, and (ii) investing in commercial real estate.

         B. HFF serves commercial real estate developers and owners by originating and placing commercial mortgage loans and providing brokerage and other real estate capital market services for commercial real estate transactions.

         C. AMCT desires to review from time to time the real estate investment opportunities identified by HFF through its services which meet the investment criteria and objectives of AMCT and HFF desires to submit such investment opportunities to AMCT.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

         1. SUBMISSION OF INVESTMENT OPPORTUNITIES.

            (a) During the term of this Agreement, HFF shall submit to AMCT those commercial mortgage loan origination and commercial real estate investment opportunities for which HFF has been engaged to provide brokerage or other services and that HFF reasonably determines meet the investment criteria and objectives of AMCT (individually, an "Investment Opportunity," and collectively, the "Investment Opportunities").

            (b) AMCT shall from time to time provide to HFF a written copy of its then current investment criteria and objectives, and the terms, conditions and characteristics of investments generally acceptable to it. A copy of AMCT's investment criteria and objectives in effect as of the date of this Agreement have been delivered to HFF. HFF understands and acknowledges that AMCT's investment criteria and objectives are subject to change, in AMCT's sole discretion.

            (c) HFF shall use commercially reasonable efforts to inform its officers and employees responsible for commercial mortgage loan origination and commercial real estate investment and disposition activities of AMCT's investment criteria and objectives.

            (d) In connection with the submission to AMCT of the Investment Opportunities, HFF, at its sole cost and expense, shall provide to AMCT such loan applications, credit reports, rent rolls, financial statements and other documentation


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         and information as HFF customarily provides to third parties in connection with their investigation and consideration of such Investment Opportunities. In addition, HFF shall, at its sole cost and expense, perform those other duties and responsibilities which HFF customarily provides to third parties to facilitate the underwriting and closing of the applicable Investment Opportunity.

            (e) HFF will take the same care in verifying facts regarding the Investment Opportunities as it would if the investment were being made by HFF for its own account with its own funds. HFF will apply practices which are in all respects legal, proper and prudent and which meet the usual and customary standards.

         2. REPRESENTATIONS AND WARRANTIES OF HFF. HFF represents and warrants to AMCT that (a) HFF is duly qualified to do business and has obtained all necessary licenses to conduct its business as presently conducted and to perform its obligations under this Agreement, (b) HFF has not made and will not make any representations to any borrower or seller regarding any investment proposal submitted to AMCT or AMCT's conduct with respect thereto and (c) HFF has complied, in all material respects, with the terms of its licenses and all applicable laws, including without limitation any disclosure obligations to the borrower or seller. The representations and warranties of HFF contained herein will survive the termination of this Agreement.

         3. FEES. No fees or commissions, or reimbursement of expenses, shall be payable by AMCT to HFF in connection with any Investment Opportunity presented to AMCT, regardless of whether any such proposed investment is made by AMCT. Any fees and commissions due and payable to HFF in connection with any Investment Opportunity presented to AMCT which are required to be paid by the applicable borrower or seller must be disclosed in writing to AMCT. Further, neither AMCT, nor any of its officers, trust managers, shareholders or affiliates shall have any liability or obligation to pay any fees or other compensation including, without limitation, finder's fees, to any third party or co-broker which may have an agreement or arrangement, express or implied, with HFF in connection with AMCT's funding of any investment, and any obligation arising from such agreement or arrangement shall be the sole responsibility of HFF.

         4. NO OBLIGATION. HFF acknowledges and agrees that nothing in this Agreement or the submission of any Investment Opportunity to AMCT shall be construed as creating any obligation on behalf of AMCT to accept any Investment Opportunity. HFF further acknowledges that neither AMCT nor any of its affiliates shall have any obligation or liability to HFF or any other third party for any refusal or failure by AMCT or any of its affiliates to make a proposed investment or for any delay in processing any proposal submitted by HFF to AMCT.

         5. TERMINATION OF AGREEMENT. This Agreement may be terminated by AMCT at any time upon the delivery of thirty (30) days prior written notice of termination to HFF. This Agreement may be terminated by HFF, upon the delivery of thirty (30) days prior written notice to AMCT, at any time after the termination of the Management Agreement



CORRESPONDENT AGREEMENT - PAGE 2

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dated as of the date hereof, between AMCT and AMREIT Managers, L.P., a Delaware limited partnership and an affiliate of HFF. Any notice shall become effective upon either personal delivery or delivery by mail, first class postage prepaid, to the address set forth below.

         6. NON-EXCLUSIVE AGREEMENT. This Agreement is non-exclusive. Each of AMCT and HFF and their respective affiliates may enter into similar agreements with other parties without limitation.

         7. INDEPENDENT CONTRACTOR/LIMITATION ON AUTHORITY. HFF agrees that it is an independent contractor in performing its services for AMCT and its affiliates. Accordingly, HFF and its employees, agents, and contractors are not employees of AMCT or any of its affiliates and shall not receive any compensation or any employee benefits provided by AMCT with respect to services performed hereunder. As an independent contractor, HFF's duties are limited as provided by this Agreement, and its employees, agents and contractors have no authority to represent or to obligate AMCT in any way.

         8. TAXES. HFF at HFF's expense, shall pay all taxes imposed by reason of the services or work to be performed by HFF, including but not limited to all sales and use taxes, licenses, fees, income, franchise and personal property taxes, and all employment taxes (including but not limited to FICA and state unemployment taxes) or contributions imposed by any law or trade union contracts or regulations with respect to or measured by the wages, salaries or other compensation paid to employees of HFF or contractors of HFF in connection with this Agreement, including but not limited to, taxes or contributions for unemployment compensation insurance, old age benefits, welfare fund, pensions and annuities and disability insurance.

         9. TRADEMARK. HFF IS NOT ENTITLED, AUTHORIZED OR PERMITTED TO USE AMCT'S TRADEMARK OR TRADENAME, OR ANY OTHER IDENTIFYING SYMBOL OR NAME OWNED BY AMCT OR PHOTOGRAPHS OF AMCT'S PROPERTIES, EQUIPMENT, PRODUCTS OR FACILITIES IN ADVERTISEMENTS, BROCHURES, PUBLICITY, RELEASES OR SIMILAR MATERIALS WITHOUT THE EXPRESS WRITTEN APPROVAL OF AMCT. AMCT may provide HFF promotional and other material relating to its lending and investment programs and HFF may distribute such materials in accordance with the directions of AMCT, subject to the limitations as independent contractor contained in paragraph 7.


CORRESPONDENT AGREEMENT - PAGE 3

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         10. NOTICES. Any notices necessary to be given under the provisions of this Agreement shall be in writing and delivered either personally or by facsimile or by mail, first class postage prepaid, to the address set forth below:


                      Holliday Fenoglio Fowler L.P.
                      8750 North Central Expressway
                      Suite 950
                      Dallas, Texas   75231-6428

                      Attn:  President


                      AMRESCO Capital Trust
                      700 North Pearl Street
                      Suite 2400, LB 342
                      Dallas, Texas   75201-7424

                      Attn:  President and General Counsel



         11. MISCELLANEOUS PROVISIONS.

             (a) The arrangements and relationships contemplated in this Agreement are the sole understandings of the parties hereto with respect to the subject matter hereof, and any other agreements, expressed or implied, entered into prior or contemporaneous to this Agreement are null and void.

             (b) This Agreement shall be considered the entire agreement and no further arrangements between the parties will be considered valid and enforceable under this Agreement or any amendment thereto unless they are in writing and executed by the parties herein.

             (c) This Agreement shall be governed by the laws of the State of Texas. Any suit or controversy arising out of this Agreement, if litigated shall be filed in state or federal court in the State of Texas.

             (d) If any part of this Agreement is found to be unenforceable, the remainder of the Agreement shall still remain in full force and effect.

             (e) If any action or claim is made by any party hereto against the other, the prevailing party shall be entitled to their reasonable attorney's fees and costs.

             (f) This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.


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         12. NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

         13. NON-DISCRIMINATION. HFF shall not discriminate, either directly or indirectly, against any person because of race, color, creed, sex or national origin in the origination of any loans under this Agreement, or hiring employees or agents to perform services for HFF under this Agreement.

         Executed and effective as of the date first written above.



                                   AMRESCO CAPITAL TRUST


                                   By:
                                       -----------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                   HOLLIDAY FENOGLIO FOWLER, L.P.

                                   By:   AMRESCO Mortgage Capital, Inc.,
                                         its general partner




                                   By:
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                                         Title:
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